RESTATED

                                     BY-LAWS

                                       OF

                        GYRODYNE COMPANY OF AMERICA, INC.

                    (Incorporated under the Laws of New York)

                                    ARTICLE 1

                                     OFFICES

Section 1. OFFICES. The principal office shall be in the village of St. James, Town of Smithtown, County of Suffolk, State of New York. The Corporation may have offices and places of business at such other places, both within and without the State of New York, as may be determined by the Board of Directors.

                                   ARTICLE II

                                  STOCKHOLDERS

Section 1. PLACE OF MEETINGS. Annual meetings and special meetings shall be held at such place, within or without the State of New York, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, or whenever shareholders entitled to call a special meeting shall call the same, the meeting shall be held at the office of the Corporation in the State of New York.

Section 2. ANNUAL MEETINGS. The annual meeting of stockholders of the Corporation commencing in 1993 shall be held during the month of October each year on the last Friday at 11:30 A.M. other than a legal holiday, or at such other date and time as shall be designated from time to time by the Board of Directors. At each duly constituted annual meeting, the stockholders shall elect a Board of Directors by a plurality vote, and transact such other business as may properly came before the meeting.

Section 3. ANNUAL ELECTION OF DIRECTORS. The Board of Directors, or, if the Board shall not have made the appointment, the Chairman presiding at any meeting of shareholders, shall have the power to appoint one or more persons to act as inspectors of election at the meeting or any adjournment thereof, but no candidate for the office of director shall be appointed as an inspector at any meeting for or the election of directors. The inspectors shall be sworn faithfully to perform their duties and shall make a written certificate of the result of the elections.
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Section 4. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. The business transacted at all special meetings shall be confined to the subjects stated in the call.

Section 5. NOTICES. Written notice of annual and special meetings of stockholders, stating the time, place and subject thereof, shall be given by or at the direction of the Board of Directors. Such notice shall be mailed, postage prepaid, at least thirty (30) days before such meeting, to each stockholder of record entitled to vote thereat at such address as appears on the books of the Corporation, except such as may in writing waive such notice. Notice of any special meeting shall state the purpose or purposes for which the meeting is called.

Section 6. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meetings at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 7. VOTING. At any meeting of the shareholders, every registered owner of shares entitled to vote may vote in person or by proxy and, except as otherwise provided by statute, in the Certificate of Incorporation or these By-Laws, shall have one vote for each such share standing in his name on the books of the Corporation. Shareholders are not entitled to cumulative voting as permitted by
Section 618 of the Business Corporation Law of New York State. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all corporate action, other than the election of directors, to be taken by vote of the shareholders shall be authorized by a majority of the votes cast at such meeting by the holders of shares entitled to vote thereon, a quorum being present.

Section 8. SECRETARY OF MEETING. The Secretary or Assistant Secretary of the Corporation shall act as secretary of all meetings of the shareholders. In the absence of the Secretary or Assistant Secretary, the Chairman of the meeting shall appoint any other person to act as secretary of the meeting.


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                                   ARTICLE III

                                    DIRECTORS

Section 1. NUMBER, QUALIFICATION, NOMINATION, AND TERM. The property and business of the Corporation shall be managed by its Board of Directors, consisting of not more than nineteen (19) persons and not less than three (3). The number of directors may be changed from time to time within the limits herein set forth by resolution of the Board of Directors. Directors need not be stockholders. Candidates for the Board of Directors, exclusive of sitting directors, may be nominated by shareholders of record serving notice of such nomination on the Secretary of the Corporation no later than one hundred fifty
(150) days prior to the annual meeting of shareholders, in accordance with the notice provision of Securities and Exchange Commission Rule 14a-8 and the procedural requirements of such rule. The directors in office shall be divided, with respect to the time for which they severally hold office, into three classes: Class I, Class II and Class III. The term of office of the Class I directors will expire at the 1997 annual meeting of shareholders, the term of office of the Class II directors will expire at the 1998 annual meeting of shareholders and the term of office of the Class III directors will expire at the 1999 annual meeting of shareholders following their election. Directors shall hold office until their successors have been duly elected and qualified. At each annual meeting of shareholders, commencing with the 1997 annual meeting, directors elected to succeed the directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders following their election, and shall hold office until their successors have been duly elected and qualified, provided, however, that a director may resign. If the number of directors is not evenly divisible into thirds, the Board shall determine which Class or Classes shall have one extra director. Any additional director of any Class elected to the Board of Directors to fill a vacancy from an increase in such Class shall hold office for the term that expires as to that Class. The tenure of a director shall not be affected by any decrease in the number of directors so made by the Board.

Section 2. REMOVAL AND VACANCIES. Any director or directors may be removed at any time, but only for "cause" by the affirmative vote of two-thirds (2/3) of the directors then in office. "Cause" for purposes hereof shall be defined as criminal acts, misfeasance of office or other similar acts. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, increase in the authorized number of directors, or otherwise, the remaining directors, though less than a quorum or by the sole remaining director shall choose a successor, successors or additional directors who shall hold office for the remainder of the term of the vacant office. In the event of a vacancy, the Board of Directors, may, in its discretion, reduce the number of directors by allowing the vacated office to remain vacant. In the event that the Board of Directors increases the number of directors, such new directors will be elected by the Board of Directors to a Class or Classes of directors so designated by the Board for the term(s) to expire at the annual meeting(s) of the Corporation next electing such Class or Classes.


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

Section 3. ADDITIONAL POWERS. In addition to the powers and authorities by these By-Laws expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 4. MEETING OF THE BOARD OF DIRECTORS. A regular meeting of the Board of Directors shall be held without call or notice immediately after the annual meeting of stockholders at the same place at which such meeting is held, or at such other place within or without the State of New York as the directors shall designate; thereafter regular meetings of the Board of Directors shall be held on such day of the month as may be set at the previous meeting of the Board of Directors. Such regular meeting may be held at such time and such place as the Board of Directors shall designate.

Special meetings of the Board of Directors may be held at any time and at any place upon the call of the President and shall be called by the President or Secretary or other officer performing his duties, on the request of two directors, which request need not be in writing. Notice of special meetings shall be given by the Secretary or other officer performing his duties, orally or by telegraph or by mail. Such notice shall be given or sent or mailed not less than five (5) days before the meeting. Meetings may be held at any time or any place without notice if all of the directors are present or if those not present waive notice of the meeting in writing either before or after the meeting.

Section 5. EXECUTIVE COMMITTEE. The Board of Directors may appoint three or more of its directors to act as an Executive Committee. The Committee shall be comprised of the Chairman and non-employee directors. Such Committee shall, when the Board of Directors is not meeting, assume such duties and perform such services as may be assigned to it by the Board of Directors, with the same force and effect as though the Board of Directors had performed the same. A quorum of the Executive Committee shall be constituted when a majority of the same are present.

The Executive Committee has all the authority of the Board of Directors, except with respect to certain matters that by statute may not be delegated by the Board of Directors. The Committee acts only in the intervals between meetings of the full Board of Directors. It acts usually in those cases where it is not feasible to convene a special meeting of the Board or where the agenda is the technical completion of undertakings already approved in principle by the Board.

All action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action, and shall be subject to revision or alteration by the Board of Directors; provided that no rights or acts of third parties shall be affected by any such revision or alteration.

The Executive Committee shall fix its own rules of procedure and shall meet where and as provided by such rules, or by resolution of the Board


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of Directors, but in every case the presence of a majority of its members shall be necessary to constitute a quorum.

In every case, the affirmative vote of a majority of all members of the Committee present at the meeting shall be necessary to its adoption of any resolution.

Section 6. OTHER COMMITTEES OF THE BOARD. The Board of Directors may appoint directors to comprise one or more of the following Committees who shall serve at the pleasure of the Board.

            Audit Committee. The Committee shall be comprised of non-employee directors. The duties of the Committee include recommendation of the independent accountants to be appointed by the Board; approval of the scope of the accountants' examination and other services; review of financial statements, including auditors' opinions and management letters, and reporting to the Board the Committee's recommendation with respect thereto; review of financial and/or fiscal policies and policy decisions; determination of the duties and responsibilities of the officer with internal auditing responsibility; approval of the scope of such officer's work and review of the results thereof and, through review of the results of internal and external audits, monitoring of internal programs to ensure compliance with laws, regulations and the Company's responsibilities for financial reporting to the public.

            Executive Compensation Committee. The Committee shall be comprised of non-employee directors. The duties of the Committee include approval of salaries to be paid to senior executive officers; approval of or delegation to the President of the authority to approve the salaries of all other officers; and the annual review of all significant financial relationships which directors and officers have with the Company, directly or indirectly. The duties also include investigation of any complaints concerning possible conflicts of interests involving directors or officers of the Company, recommendations to the Board of actions to be taken to remove any such conflicts and recommendation of policies or procedures designed to avoid any such conflicts of interest.

            Stock Option Committee. The Committee shall be comprised of non-employee directors not eligible to participate in the Company's 1993 Stock Incentive Plan or other stock option plans for the benefit of Company employees. The duties of the Committee involve the review and administration of employee stock option plans for the benefit of officers and employees maintained by the Company, including the granting of options and awards with respect thereto.

            Nominating Committee. The Committee shall be comprised of the Chairman of the Board and non-employee directors. The duties of the Committee include recommendation to the Board with respect to nominees for election as directors; and recommendation to the Board with respect to the composition of all Committees of the Board other than the Executive and Nominating Committees.

A majority of the number of members of any Committee shall constitute a quorum for the transaction of business. The action of a majority of


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members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

Section 7. QUORUM. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law, but a less number may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice.

                                   ARTICLE IV

                               OFFICERS AND AGENTS

Section 1. ELECTION AND APPOINTMENT. The Board of Directors, as soon as may be after each annual meeting of stockholders, shall choose a President of the Corporation, one or more Vice Presidents, a Secretary and one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, a comptroller and one or more Assistant Comptrollers, and from time to time appoint such other officers, agents and employees as it may deem proper. The Board of Directors will elect, at a minimum, a President, a Secretary and a Treasurer.

The office of Secretary and Treasurer may be held by the same person. However, the President of the Corporation may not contemporaneously hold the office of Secretary. The President shall be chosen from among the directors. The rest of the officers of the Corporation need not be directors.

Section 2. TERM OF OFFICE. The President shall hold office, unless he shall become disqualified or sooner removed by a vote of a majority of all of the members of the Board of Directors, for the term of one year and until his successor shall be chosen. All other officers shall hold office at the pleasure of the Board.

Section 3. POWERS AND DUTIES OF THE PRESIDENT. The President shall be the chief executive officer of the Corporation and shall have the general management and supervision of the affairs of the Corporation. He shall preside at all meetings as Chairman of the Board of Directors unless the Board of Directors shall choose a Chairman other than the President. He shall preside at all meetings, both annual and special, of the stockholders, but may appoint a person to act in his stead thereat. To the extent that the duties of the other officers of the Corporation are not specially prescribed by the By-Laws or by the rules or regulations of the Board of Directors, the President may prescribe the same. He shall have and may exercise any and all powers and shall perform any and all duties pertaining to the office of President or conferred or imposed upon his office by the By-Laws or by the Board of Directors.

Subject to such limitations as the Board of Directors may from time to time prescribe, the President shall have power to appoint and dismiss all such agents and employees of the Corporation as he may deem proper, including those appointed by the Board, except that he may not without the permission of the Board of Directors, dismiss any officer of this


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Company chosen by the Board of Directors. He may prescribe the duties of any employee or agent of the Company and subject to like limitations may from time to time delegate to other officers of the Company any of the powers and duties conferred upon him by the By-Laws or by the Board of Directors.

Section 4. POWERS AND DUTIES OF THE VICE PRESIDENTS. The Vice Presidents shall perform such duties as are prescribed for them by the Board of Directors and will, in the order of their seniority, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as may be prescribed by the Board of Directors.

Section 5. POWERS AND DUTIES OF THE SECRETARY. The Secretary shall attend all sessions of the Board and all meetings of the stockholders and act as Clerk thereof, and record all votes and minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any Committee of the Board when required. He shall cause to be given notice of all meetings of stockholders and directors and shall perform such other duties as pertain to his office. He shall keep in safe custody the seal of the Corporation and when authorized by the Board of Directors, affix it when required to any instrument.

The Board of Directors may from time to time appoint one or more Assistant Secretaries who shall perform such duties as may be assigned to them by the Board or by the Secretary.

Section 6. POWERS AND DUTIES OF THE TREASURER. The Treasurer shall have the custody of all the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements and shall render to the President and directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

The Board of Directors may from time to time appoint one or more Assistant Treasurers who shall perform such duties as may be assigned to them by the Board or by the Treasurer.

Section 7. POWERS AND DUTIES OF COMPTROLLER. The Comptroller shall be the chief accounting officer of the Corporation and shall keep full and accurate control of all accounting procedures and shall report to the President the condition of the same. He shall from time to time make to the President or to the Board of Directors such suggestions as he may deem necessary to properly reflect the condition of the Company.

The Board of Directors may from time to time appoint one or more Assistant Comptrollers who shall perform such duties as may be assigned to them by the Board or by the Comptroller.


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Section 8. POWERS AND DUTIES OF OTHER OFFICERS. All other officers shall have such duties and exercise such powers as generally pertain to their respective offices as well as such duties and powers as from time to time may be prescribed by the President or the Board of Directors.

Section 9. DUTIES OF CHAIRMAN. The Chairman of the Board of Directors shall preside at all meetings of the Board and shall assume such other duties as are assigned to him by the Board of Directors.

                                    ARTICLE V

                          STOCK AND STOCK CERTIFICATES

Section 1. STOCK CERTIFICATES. Certificates of stock shall be signed by the President or a Vice President and the Secretary, or an Assistant Secretary, or by the Treasurer or an Assistant Treasurer, and shall be sealed with the corporate seal.

The signatures of the officers and the seal of the Corporation as affixed to the stock certificate may be in facsimile.

Section 2. TRANSFERS. The shares of stock of the Corporation shall be transferable on the books of the Corporation, which books may be maintained by a transfer agent selected by the Board of Directors.

The Board of Directors shall have power and authority to make all such rules and regulations that they may deem expedient concerning the issuance, transfer and registration of certificates of the shares of the capital stock of the Corporation.

The Board of Directors may appoint one or more transfer agents and one or more registrars of the capital stock of this Corporation, and may require all stock certificates to bear the signature of a transfer agent and a registrar.

Section 3. CLOSING OF BOOKS. Previous to any meeting of the stockholders, the Board of Directors may in its discretion fix a date for the closing of the transfer books of the Corporation, after which date no transfers may be effected until after the meeting. In the absence of any such date being fixed by the Board of Directors, the transfer books need not be closed.

Should the Board of Directors determine to close the books prior to any meeting of the stockholders, such date shall not be in violation of any provision of the statutes of the State of New York or the provisions of the Certificate of Incorporation of this Corporation.

Section 4. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the holder of record of any share or shares of any class of the stock of this Corporation as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall


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have express or other notice thereof, save as expressly provided by the laws of the State of New York.

Section 5. LOST STOCK CERTIFICATES. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and may be required to advertise the same in such manner as the Board of Directors may require, and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, whereupon a new certificate may be issued of the same class and for the same number of shares as the one alleged to be lost or destroyed.

                                   ARTICLE VI

                                 CORPORATE SEAL

Section 1. CORPORATE SEAL. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year "1946" and the words "Corporate Seal, New York".

                                   ARTICLE VII

                                     FINANCE

Section 1. FISCAL YEAR. The fiscal year of the Corporation shall begin on May 1 and end on April 30 of each year, unless otherwise provided by the Board of Directors.

Section 2. CHECKS. The monies of the Corporation shall be deposited in the name of the Corporation in such bank or banks, or trust company or trust companies, either within or without the State of New York, as the Board of Directors shall designate, and shall be drawn out only by check signed by such persons as may be designated from time to time by the Board of Directors.

Section 3. DIVIDENDS. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting from the net earnings or surplus of the Corporation, in the manner and on the terms and conditions as they in their sole discretion may decide.

Before payment of any dividend or making any distribution of profits, there may be set aside out of the surplus or net profits of the Corporation such sum or sums as the directors from time to time, in their absolute discretion, may think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think to be in the best interests of the Corporation.


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                                  ARTICLE VIII

                                 INDEMNIFICATION

Section 1. INDEMNITY OF OFFICERS AND DIRECTORS. To the full extent permitted by law, the Corporation shall indemnify each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact he, or his testator, administrator or executor, is or was a director or officer of the Corporation or served any other corporation of any type or kind, domestic or foreign, in any capacity at the request of the Corporation.

                                   ARTICLE IX

                                WAIVER OF NOTICE

Section 1. WAIVER OF NOTICE. Any stockholder, officer or director may waive any notice required to be given under these By-Laws.

Whenever under the provision of these By-Laws notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given an writing by depositing the same in a post office or letter box, in a post-paid, sealed wrapper, addressed to such stockholder, officer or director, at such address as appears on the books of the Corporation, or in default of other address to such stockholder at the general post office in the Borough of Manhattan, and such notice shall be deemed to have been given at the time when the same was thus mailed.

                                    ARTICLE X

                                   AMENDMENTS

Section 1. AMENDMENTS. These By-Laws may be altered or amended or repealed by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, at any regular meeting of the stockholders or at any special meeting of the stockholders if notice of the proposed alteration or amendment or repeal be contained in the notice of such special meeting, or by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors if notice of the proposed alteration or amendment or repeal be contained in the notice of such special meeting.


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